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Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-97205 and 333-65184) and Form S-8 (No. 333-54634 and 333-93627) of Metron Technology N.V. of our report dated July 8, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
August 14, 2002

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  Exhibit 23.1
CONSENT OF PRICEWATERHOUSECOOPERS LLP CONSENT OF INDEPENDENT ACCOUNTANTS